EXHIBIT 10.1
DOBSON AND NORTEL NETWORKS CONFIDENTIAL AND PROPRIETARY INFORMATION
AMENDMENT NO. 3
TO
PURCHASE AND LICENSE AGREEMENT
BETWEEN
DOBSON COMMUNICATIONS CORPORATION
AND
NORTEL NETWORKS INC.
This Amendment No. 3 (“Amendment 3”) is effective as of this 29th day of August 2006, by and between Dobson Communications Corporation (“Dobson”) and its Affiliates, as defined in Annex 2, (jointly or individually, as the case may be (“Customer”), and Nortel Networks Inc. (hereinafter referred to as “Nortel Networks”).
WHEREAS, Customer and Nortel Networks entered into a Purchase and License Agreement effective as of November 16, 2001, Amendment 1 thereto effective as of August 5, 2002, and Amendment 2 thereto effective as of June 9, 2004 (collectively, the “Agreement”); and
WHEREAS, Customer and Nortel Networks wish to further amend the Agreement as described herein.
NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration herein contained, the sufficiency of which is hereby acknowledged, Customer and Nortel Networks hereby agree to amend the Agreement as follows:
1.	Unless otherwise defined, capitalized terms herein shall have the same meaning as in the Agreement.
2.	The Term as defined in the preamble of the Agreement is hereby extended through December 31, 2008.
3.	The first three sentences of Section 2b) of the Agreement are deleted in their entirety and replaced by the following:

Amendment 3 to Dobson PLA	Page 1

“Customer agrees during the Term of the Agreement to purchase/license, pay for and accept delivery of Products pursuant to this Agreement in a net amount (i.e., net price less any applicable discounts, Product Credits, Purchase Credits or incentives, but exclusive of taxes, shipping, insurance, and similar charges (“Net Price”)) totaling not less than an incremental [*] over and above the [*] previously committed as part of the Agreement (collectively, “Volume Commitment”). In the event that Customer fails to achieve the Volume Commitment prior to the expiration or termination of the Term of this Agreement, Customer shall promptly pay Nortel Networks, as a liquidated damage and not as a penalty, an amount equal to five percent (5%) of that portion of the Volume Commitment that remains unfulfilled.
Such liquidated damages amount shall be due and payable within thirty (30) days of Nortel Networks’ invoice therefor.”
4.	Customer’s Co-Marketing Purchase Commitments and Nortel Networks’ obligation to provide Co-Marketing Funds with respect to the calendar year 2005 as set forth in Sections 17a) and 17b) of the Agreement are hereby considered fulfilled.
The parties hereby mutually agree that Customer’s Co-Marketing Purchase Commitments and Nortel Networks’ obligation to provide Co-Marketing Funds with respect to the calendar year 2006 as set forth in Sections 17a) and 17b) of the Agreement are hereby terminated as of January 1, 2006, without liability or further obligation to either party.
5.	Section 17g) is deleted in its entirety and replaced as follows:
“g) If, Customer purchases/licenses and makes full payment for Products with a total Net Price of not less than (i) [*] during calendar year 2006; (ii) [*] during calendar year 2007, less any amount in excess of [*] attributable to purchases/licenses and full payment of Products by Customer cumulatively in calendar year 2006; and (iii) the total remaining unfulfilled Volume Commitment during the calendar year 2008, Nortel Networks shall contribute to Customer’s internal appreciation and other approved programs as set forth below in the same calendar year as such annual purchase amount is achieved, unless the conditions of Section 17h) have not been satisfied. The contributions shall be used for the events listed below or other similar programs approved in writing by Nortel Networks in amounts no less than those indicated during each such calendar year:
1)	Customer’s President’s Club Program / Customer’s Circle of Excellence Program / Annual Manager’s Conference – [*] (i.e., cumulative total of [*] per calendar year with actual contribution amounts per event to be mutually agreed); and

*	Confidential information has been omitted and filed separately with the SEC.

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2)	Customer’s Invitational Program (limited to one event per calendar year) – [*].
Nortel Networks and Dobson will meet periodically during each calendar year to review Customer’s progress towards fulfillment of such annual purchase amounts and Customer’s cumulative qualifying purchases/licenses of Nortel Networks Products in such calendar year. In the event that Customer fails to make purchases/licenses at the levels discussed above or Customer is in breach of the Agreement, Nortel Networks shall not be obligated to make any such contributions.”
6.	Section 24, Service and Support Plan, of the Agreement is amended and restated as follows:
     “24. Service and Support Plan
In consideration of the incremental Volume Commitment made by Customer pursuant to Section 3 of this Amendment 3, Nortel Networks will provide Customer with the extended support Services as described in Supplemental Terms Annex 5, attached hereto and incorporated herein as Schedule B to this Amendment 3 (“Support Services Statement of Work”) for the Nortel Networks GSM/GPRS/UMTS Data Core Products purchased pursuant to this Agreement. Such extended support Services will be provided to Customer at no additional cost until the expiration or termination of this Agreement, and will be provided only after expiration of the initial applicable warranty period. The extended support Services provided herein are non-transferable and any attempt to do so is void.”
7.	The first sentence of sub-paragraph (iii) in Section 28 (GSM/GPRS Software License Fees) of the Agreement is deleted in its entirety.
8.	New Sections 33 and 34 are added to the Agreement as follows:
     “33. Universal Mobile Telephone System (“UMTS”) Commitment
     (a) In consideration of the purchase incentives, terms and conditions made available to Customer by Nortel Networks pursuant to Amendment 3, Customer hereby agrees and warrants that, for the period commencing on the effective date of Amendment 3 and ending on the expiration of the Term, Customer shall provide Nortel Networks with a UMTS award and will keep all of its data networks comprised of one hundred percent (100%) of Nortel Networks’ UMTS-type data core products and associated services (“UMTS Commitment”).
     (b) Prior to a purchase/license of any other vendor’s UMTS-type products and/or services, Customer shall notify Nortel Networks in writing (“Notification”) of the features, functionality, delivery and other relevant information and specifications (“Requirements”) that it proposes to purchase/license. Nortel Networks shall respond

*	Confidential information has been omitted and filed separately with the SEC.

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within ten (10) business days of receiving theNotification with a written proposal for Nortel Networks’ solution to meet the Requirements. If Customer reasonably and in good faith believes that Nortel Networks’ proposal does not substantially meet the Requirements or if Nortel Networks does not timely respond to the Notification, then Customer may purchase such other vendor’s solution on terms and conditions identified in the Notification. Otherwise, Customer shall purchase/license such UMTS-type products and services from Nortel Networks.
       34. HePA Products
In consideration of the incremental Volume Commitment made by Customer pursuant to Section 3 of this Amendment 3, Nortel Networks will provide at no additional charge to Customer a cumulative quantity of [*] Nortel Networks High Power edge-capable Power Amplifier products (each a “HePA Product”).”

9.	Supplemental Terms Annex 8 – GSM/GPRS Equipment Pricing Schedule — Project Exodus Pricing, attached as Schedule C to Amendment 2 to the Agreement, is deleted in its entirety and replaced by revised Supplemental Terms Annex 8 – GSM/GPRS Equipment Pricing Schedule — Project Exodus Pricing, attached as Schedule A to this Amendment 3 to the Agreement. All references to “Schedule C to Amendment 2 to the Agreement” are deemed changed to “Schedule A to Amendment 3 to the Agreement”. Such revised Annex (i) includes revised AMR Software and DRX/ePA Products pricing; (ii) adds pricing for HePA Products; (iii) includes BTS pricing with HePA Product option; and (iv) is incorporated by reference herein and forms an integral part of the Agreement.

10.	Supplemental Terms Annex 5 – Support Services Statement of Work, attached as Schedule A to Amendment 2 to the Agreement, is deleted in its entirety and replaced by revised Supplemental Terms Annex 5 – Support Services Statement of Work, attached as Schedule B to this Amendment 3 to the Agreement, which is incorporated by reference herein and forms an integral part of the Agreement. All references to “Schedule A to Amendment 2 to the Agreement” are deemed changed to “Schedule B to Amendment 3 to the Agreement”.

11.	The Letter of Agreement to Tim Duffy effective as of March 20, 2006, between the parties is hereby deemed to be terminated and superceded in its entirety by this Amendment 3.
Except as expressly modified by this Amendment 3, the Agreement remains unchanged and in full force and effect.

*	Confidential information has been omitted and filed separately with the SEC.

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IN WITNESS WHEREOF, the parties have caused this Amendment 3 to be executed by their duly authorized representatives.

DOBSON COMMUNICATIONS CORPORATION		NORTEL NETWORKS INC.

By:	/s/ Timothy J. Duffy	By:	/s/ Erlene Ho Dotson

Name: Timothy J. Duffy		Name: Erlene Ho Dotson
Title: CTO, Sr. Vice President		Title: Director, Contracts
Date: August 25, 2006		Date: 8-29-06

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DOBSON AND NORTEL NETWORKS CONFIDENTIAL AND PROPRIETARY INFORMATION
Schedule A to Amendment 3
Supplemental Terms
Annex 8
to the
Purchase and License Agreement
between
Nortel Networks Inc.
and
Dobson Communications Corporation
[*]

*	Confidential information has been omitted and filed separately with the SEC (1 page).